As filed with the Securities and Exchange Commission on June 24, 1999
                                                    Registration No. 333-_______

       U. S. Securities and Exchange Commission, Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ................................................................................

                            GERBER SCIENTIFIC, INC.
            (Exact name of registrant as specified in its charter)
 ................................................................................


     Connecticut                                         06-0640743
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)
 ................................................................................

                              83 Gerber Road West
                            South Windsor, CT 06074
                                (860) 644-1551
               (Address including zip code, and telephone number
                        of Principal Executive Offices)
 ................................................................................

                       GERBER SCIENTIFIC, INC. 1999-2001
                          ANNUAL INCENTIVE BONUS PLAN
                           (Full title of the plan)
 ................................................................................

                            Richard F. Treacy, Jr.
                              83 Gerber Road West
                            South Windsor, CT 06074
                                (860) 644-1551
           (Name, address and telephone number of agent for service)

                                  Copies to:

                               Robert McLaughlin
                             Steptoe & Johnson LLP
                          1330 Connecticut Avenue, NW
                             Washington, DC 20036
                                (202) 429-3000
 ................................................................................

                            Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                                Proposed maximum             maximum
   Title of securities       Amount to be          offering             aggregate offering     Amount of
    to be registered         registered         price per share(1)            price         registration fee
------------------------------------------------------------------------------------------------------------
 Common Stock            250,000 shares (2)        $22 1/8                  $5,530,000           $1,538
($1.00 par value
   per share)
------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the New York Stock Exchange on June 17, 1999, a date within five business days of the date on which this registration statement is being filed.

(2) Plus, in accordance with Rule 416 of the Securities Act of 1933, as amended, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

                   INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement.

          (1) Gerber Scientific, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended April 30, 1998.

          (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1998, October 31, 1998 and January 31, 1999.

          (3) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Annual Report on Form 10-K.

          (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company together with all amendments or reports filed for the purpose of updating such description.

          All documents filed by Gerber Scientific, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interest of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Sections 33-770 to 33-778 of the Connecticut Business Corporation Act give corporations the power to indemnify officers and directors under certain circumstances. Article III of the Registrant's by-laws provides for indemnification of officers and directors to the fullest extent permitted by applicable law. Further, the Annual Incentive Bonus Plan provides for indemnification by the Company of members of the Registrant's Board of Directors and Management Development and Compensation Committee from and against any and all losses, costs, expenses and liabilities (including attorney's fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from any action taken or failure to act under the Plan, except that the Registrant will not indemnify such member concerning a judgment in favor of the Registrant based upon a finding of the member's lack of good faith. In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance with National Union Fire Insurance Company pursuant to standard form policies with an aggregate limit of $25 million.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1 Gerber Scientific, Inc. 1999-2001 Annual Incentive Bonus Plan (previously filed as Appendix A to the Gerber Scientific, Inc. definitive proxy statement for the 1998 Annual Meeting of Shareholders held on September 25, 1998 and incorporated herein by reference)

          5.1  Opinion of Steptoe & Johnson LLP

          23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1)

          23.2 Consent of KPMG LLP

          24   Power of Attorney

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on June 18, 1999.


                             GERBER SCIENTIFIC, INC.


                              By: /s/ MICHAEL J. CHESHIRE
                                 -----------------------------
                                   Michael J. Cheshire
                                   Chairman, President and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Michael J. Cheshire and Richard F. Treacy, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                     Date
---------                       -----                     ----

/s/ MICHAEL J. CHESHIRE         Chairman of the Board,    June 16, 1999
--------------------------
Michael J. Cheshire             President, and Chief
                                Executive Officer
                                (Principal Executive
                                Officer)


/s/ GARY K. BENNETT             Senior Vice President,    June 16, 1999
--------------------------      Finance
Gary K. Bennett                 (Principal Financial and
                                Accounting Officer)


/s/ DONALD P. AIKEN             Director                  June 16, 1999
--------------------------
Donald P. Aiken


/s/ GEORGE M. GENTILE           Director                  June 16, 1999
-------------------------
George M. Gentile


/s/ DAVID J. GERBER             Director                  June 16, 1999
--------------------------
David J. Gerber


/s/ EDWARD E. HOOD, Jr.         Director                  June 16, 1999
--------------------------
Edward E. Hood, Jr.


/s/ DAVID J. LOGEN              Director                  June 16, 1999
--------------------------
David J. Logan


/s/ CAROLE F. ST. MARK          Director                  June 16, 1999
--------------------------
Carole F. St. Mark


/s/ A. ROBERT TOWBIN            Director                  June 16, 1999
--------------------------
A. Robert Towbin


/s/ WILLIAM JEROME VEREEN       Director                  June 16, 1999
--------------------------
William Jerome Vereen

                                 EXHIBIT INDEX

Exhibit
Number         Description of Exhibit                                      Page
------         ----------------------                                      ----

4.1            Gerber Scientific, Inc., 1999-2001
               Annual Incentive Bonus Plan (previously filed as
               Appendix A to the Gerber Scientific, Inc. definitive proxy statement for the 1998 Annual Meeting of Shareholders held on September 25, 1998 and incorporated herein by reference)

5.1            Opinion of Steptoe & Johnson LLP                              10

23.1           Consent of Steptoe & Johnson LLP (included in Exhibit
               5.1)
                                                                             11
23.2           Consent of KPMG LLP

24             Power of Attorney (included on signature page)